EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lark Technologies, Inc. 1990 Stock Option Plan of our report dated March 4, 1997, except for note 7, as to which the date is March 26, 1997, with respect to the financial statements of Lark Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

Houston, Texas
September 15, 1997

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